Steven A. Mills Chairman of the Compensation Committee of the Board of Directors
Marsh McLennan 1166 Avenue of the Americas New York, NY 10036 www.mmc.com

September 23, 2022

Daniel S. Glaser
Hand delivery

Subject: 2020 and 2021 Terms and Conditions of Performance Stock Unit Awards

Dear Dan,

This letter agreement (the “Letter Agreement”) shall serve as an amendment to the Terms and Conditions of the Performance Stock Unit Awards granted on February 19, 2020 and February 22, 2021 (respectively, the “2020 PSU Award Agreement” and the “2021 PSU Award Agreement” and together, the “PSU Award Agreements”), between you and Marsh & McLennan Companies, Inc. (the “Company”). Except as set forth below, the PSU Award Agreements will continue to be governed by their terms. Capitalized terms used in this Letter Agreement and not otherwise defined herein will have the meanings ascribed to such terms in the PSU Award Agreements.

Notwithstanding anything to the contrary contained in the PSU Award Agreements, upon a termination of your employment by you following at least ninety (90) days’ notice to the Board (unless waived by the Board), the Committee shall promptly (and in no event later than the applicable PSU Scheduled Vesting Date) make a good faith determination whether the Qualifying Retirement Criteria (as defined below) have been met. If the Committee determines that the Qualifying Retirement Criteria have been met and you have satisfied the Qualifying Retirement Conditions (as defined below), then all of the unvested PSUs subject to the PSU Award Agreements that are outstanding as of such termination of employment will remain outstanding until the applicable PSU Scheduled Vesting Date and will be distributed as soon as practicable following the applicable PSU Scheduled Vesting Date as described in Section II.B.4 of the PSU Award Agreements; provided that you have satisfied the “Conditions for All or a Portion of an Award to Remain Outstanding Following a Termination of Employment” set forth in Section III of the PSU Award Agreements, and provided further that the number of shares of Common Stock distributable in respect of such PSUs will be determined in accordance with Section II.B.1 of the PSU Award Agreements.

For the avoidance of doubt:

•If the terms of the immediately preceding paragraph apply, then the terms of this Letter Agreement shall govern and the age and service vesting criteria set forth in the PSU Award Agreements shall not apply regardless of whether such age and service criteria have been met; and
•If you experience a cessation of employment other than in the event of a Qualifying Retirement (as defined below), or, in the event the Committee determines that the Qualifying Retirement Criteria have not been met, the applicable provisions of Section III of the PSU Award Agreements will continue to govern.

September 23, 2022
Daniel S. Glaser

For purposes of this Letter Agreement, the following terms shall have the following meanings:

“Qualifying Retirement” shall mean the Committee has determined that the Qualifying Retirement Criteria have been met and you have satisfied the Qualifying Retirement Conditions.

“Qualifying Retirement Conditions” shall mean:

i.The Committee has determined that the Qualifying Retirement Criteria have been met;
ii.A successor President and Chief Executive Officer of the Company has assumed that position prior to or on the date of your termination of employment, unless waived by the Board; and
iii.You execute and do not revoke a waiver and release agreement, if provided by the Company at the time of your termination of employment.
“Qualifying Retirement Criteria” are as follows:

i.Adequate performance of your duties to the Company during your tenure;
ii.Satisfactory participation in the identification and development of your successor as President and Chief Executive Officer of the Company; and
iii.Reasonable assistance in the transition of your duties and responsibilities to such successor.
The terms of this Letter Agreement are effective as of September 23, 2022. Please acknowledge your agreement with the terms of this amendment by signing and dating this and the enclosed copy and returning one to me.

Sincerely,

/s/ Steven A. Mills

Steven A. Mills
Chairman of the Compensation Committee of the Board of Directors
Marsh McLennan

September 23, 2022
Daniel S. Glaser
Accepted and Agreed:

/s/ Daniel S. Glaser
(Signature)

September 23, 2022
(Date)